UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2007

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
(Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2007 the Company entered into a Settlement Agreement (the “Agreement”) with Protrust Financial Services Group S.A. (“Protrust”). The Agreement relates to the previously disclosed notice of default received from Protrust as it relates to a $3,000,000 Promissory Note dated August 4, 2006 and due August 4, 2007 (the “Promissory Note”) which was issued by the Company as a purchase money note as part of the consideration for our acquisition of Master Trust S.A. (formerly a subsidiary of Protrust). This acquisition of Master Trust S.A., formerly known as Protrust Private Clients, S.A., (the “Protrust Acquisition”) was completed in August 2006 pursuant to a Share Pledge Agreement, a Put Option Deed, a Transitional Services Agreement and a Sale and Purchase Agreement, the general terms of which were disclosed in previous filings. Pursuant to the terms of the Protrust Acquisition, and among other provisions, the Company (i) issued the Promissory Note to Protrust, (ii) issued 1.5 million shares of the Company’s restricted common stock to Protrust with a put option right to sell such shares back to the Company at $2.00 per share (or a total of $3,000,000), at any time between August 5, 2006 and August 4, 2007 and (iii) as a security for the Promissory Note, pledged its ownership interest in a separate Belgium located subsidiary, Master Finance Holdings, S.A., to Protrust under the Share Pledge Agreement (the “Pledge”).

The default notice presented by Protrust demanded payment of $1,927,605, the remaining principal balance of the Promissory Note, by October 12, 2007. To date, $1,072,395 has been repaid under this Promissory Note.

As also previously disclosed, on October 17, 2007 the Company received a notice through Protrust indicating that as a result of the default, the Bailiff of the Luxembourg Court had sold Master Finance Holdings, S.A. by Public Auction at the Luxembourg Stock Exchange, with an effective date of October 4, 2007 for the sum of 100 Euros.
Pursuant to the terms of the Agreement, each party agrees that the total debt owed to Protrust by the Company is US$5,079,858 (the "Debt") (being US$180,000 in respect of expenses, US$1,900,000 under the Promissory Note and US$3,000,000 under the Put Option minus the €100 realized under the Auction). In accordance with the Agreement, the Company will pay Protrust a total of $3,000,000 in $1,000,000 increments on November 9, 2007, November 30, 2007 and December 31, 2007 as full satisfaction of all liabilities due Protrust.

In addition, pursuant to the terms of the Agreement, the Company has granted Protrust a first charge over all the issued and outstanding shares of Master Trust S.A., a wholly-owned subsidiary of the Company. Such pledge will be released upon receipt upon the payment and receipt of the November 9, 2007 and November 30, 2007 payments to Protrust.

Item 8.01  Other Events.

On October 22, 2007 the Company issued a press release relating to the execution of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)              Exhibits.

The following exhibits are filed with this Report:

Exhibit Number	Description

10.1	Settlement Agreement between Premier Wealth Management, Inc. and Protrust Financial Services Group S.A.
99.1	Press Release of the Company, dated October 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 24, 2007	PREMIER WEALTH MANAGEMENT, INC.
(Registrant)

By: /s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement between Premier Wealth Management, Inc. and Protrust Financial Services Group S.A.
99.1	Press Release of the Company, dated October 22, 2007.